UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report:  August 19, 2008
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On August 19, 2008, the Board of Directors of Hawk Corporation (“Hawk”) adopted an amendment to Hawk’s Amended and Restated By-laws (the “Amendment”) to increase the information required to be provided by any stockholder who submits a stockholder proposal or director nomination for consideration at an annual meeting of stockholders.  The Amendment requires a stockholder submitting a proposal or nomination to disclose in its proposal or nomination whether the stockholder has engaged in any hedging or similar transaction that has the effect or intent of increasing or decreasing its economic risk or voting power with respect to Hawk’s stock.  The Amendment also requires a stockholder submitting a proposal or nomination to describe any agreement or understanding with any associated person with respect to the proposal or nomination.

The Amendment is attached to this current report on Form 8-K as Exhibit 3.1.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amendment No. 1 to Amended and Restated By-laws dated August 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWK CORPORATION

Date: August 22, 2008	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President - Finance and Tresaurer

EXHIBIT INDEX

Exhibit Number                                           Description

3.1	Amendment No. 1 to Amended and Restated By-laws dated August 19, 2008